UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 2, 2010


                                ESL TEACHERS INC.
             (Exact name of registrant as specified in its charter)

          Nevada                       333-148801                75-3252264
(State or other Jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)

                     2475 Paseo del las Americas, Suite 1135
                              San Diego, CA, 92154
                    (Address of principal executive offices)

                                 (619) 955-7885
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On March 2, 2010, ESL Teachers Inc. (the "Company") entered into letter of agreement for the acquisition of private mineral leasehold rights to certain coal mining property in Sheraton County, Wyoming with Rocking Hard Investment, LLC and Synfuel Technology, Inc. (the "Agreement").

In consideration for the mineral property leasehold, the Company must pay $55,000 within 10 days of the date of the Agreement, $25,000 within 90 days of the each of the next three following anniversaries of the date of the Agreement. Additionally, the Company must spend $2,750,000 on development of the property within three years of the date of the Agreement.

As part of the Agreement, the Company has also agreed to enter into a royalty Agreement with Rocking Hard Investment, LLC pursuant to which Rocking Hard would receive a royalty of $1.00 per ton of coal produced from the property and sold with a maximum of $5,000,000. The maximum amount of royalty must be paid within 15 years of the date of the Agreement.

If it fails to comply with any of these obligations, the property will revert back to the sellers. The Agreement in its entirety is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                             Description
-----------                             -----------

  10.1 Letter of Agreement with Rocking Hard Investment, LLC and Synfuel Technology, Inc., dated March 2, 2010.

                                                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 04, 2010                     ESL TEACHERS INC.


                                         By: /s/ Mauricio Beltran
                                            ------------------------------------
                                             Mauricio Beltran
                                             President, Chief Executive Officer,
                                             Chief Financial Officer, Treasurer,
                                             Secretary and Director

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